EXHIBIT 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Senomyx, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2016, as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), John Poyhonen, President, Chief Executive Officer and Director of the Company, and Antony Rogers, Senior Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of his or her knowledge, that:

(1)  the Report to which this certification is attached as Exhibit 32 fully complies with the requirements of Section 13(a) and Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(2)  the information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Report and results of operations of the Company for the period covered by the Report.

Date: April 28, 2016	/S/ JOHN POYHONEN	/S/ ANTONY ROGERS
	John Poyhonen	Antony Rogers
	President, Chief Executive Officer and Director	Senior Vice President and Chief Financial Officer

This certification shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of Section 18 of the Exchange Act. Such certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.